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                                                                     EXHIBIT 5.1

June 4, 2004

The A Consulting Team, Inc.
200 Park Avenue South
New York, New York 10003

      Re: The A Consulting Team, Inc. - Registration Statement on Form S-3
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Dear Ladies and Gentlemen:

     We have acted as counsel to The A Consulting Team, Inc., a New York corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission regarding the (i) sale by certain selling securityholders of up to 296,625 issued and outstanding shares of common stock of the Company (the "IOT Shares") (ii) the sale by Shmuel BenTov of up to 200,000 issued and outstanding shares of common stock of the Company(the "BenTov Shares" and, together with the IOT Shares, the "Outstanding Shares"), (iii) the sale by Shmuel BenTov of up to 132,576 shares of common stock of the Company (the "BenTov Conversion Shares") issuable upon conversion of certain shares of Series A Preferred Stock of the Company (the "BenTov Series A Shares") and (iv) the sale by Yossi Vardi of up to 10,327 shares of common stock of the Company (the "Vardi Conversion Shares") issuable upon conversion of certain shares of Series B Preferred Stock of the Company (the "Vardi Series B Shares").

     We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the issuance and sale of the Outstanding Shares, the BenTov Series A Shares and the Vardi Series B Shares, the Stock Purchase Agreement relating to the issuance and sale of the IOT Shares, the Share Subscription Agreement relating to the issuance and sale of the BenTov Series A Shares, the Share Subscription Agreement relating to the issuance and sale of the Vardi Series B Shares, the Certificate of Amendment to the Certificate of Incorporation of the Company relating to the BenTov Series A Shares (the "Series A Certificate of Amendment"), the Certificate of Amendment to the Certificate of Incorporation of the Company relating to the Vardi Series B Shares ( the "Series B Certificate of Amendment") and such other corporate documents, records and certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. Based on such review, we are of the opinion that (i) the Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable (ii) the BenTov Conversion Shares have been duly authorized and, when issued upon conversion of the BenTov Series A Shares in accordance with the Series A Certificate of Amendment, will be validly issued, fully paid and non-assessable and (iii) the Vardi Conversion Shares have been duly authorized and, when issued upon conversion of the Vardi Series B Shares in accordance with the Series B Certificate of Amendment, will be validly issued, fully paid and non-assessable.

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The A Consulting Team, Inc.
June 4, 2004
Page 2

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Outstanding Shares, the BenTov Series A Shares, the Vardi Series B Shares, the BenTov Conversion Shares or the Vardi Conversion Shares.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP
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